Exhibit 99.1

Investor Relations Contact:
Matt Dunn
214-525-4636
mdunn@hilltop.com

Hilltop Holdings Inc. Announces Financial Results for Second Quarter 2024

DALLAS — (BUSINESS WIRE) July 25, 2024 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the second quarter of 2024. Hilltop produced income to common stockholders of $20.3 million, or $0.31 per diluted share, for the second quarter of 2024, compared to $18.1 million, or $0.28 per diluted share, for the second quarter of 2023. Hilltop’s financial results for the second quarter of 2024 included a decline in net interest income and a build in the allowance for credit losses due to an increase in the provision for credit losses within the banking segment, a decrease in net revenues within all of the broker-dealer segment’s business lines except public finance services, and a decline in noninterest expense within the mortgage origination segment.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.17 per common share payable on August 30, 2024, to all common stockholders of record as of the close of business on August 16, 2024. Additionally, during the second quarter of 2024, Hilltop paid $9.9 million to repurchase an aggregate of 320,000 shares of its common stock at an average price of $30.98 per share pursuant to the 2024 stock repurchase program. As a result of share repurchases during 2024, Hilltop has approximately $55 million of available share repurchase capacity through the expiration of the 2024 stock repurchase program in January 2025.

The impacts of economic headwinds that began in 2022, and have continued into 2024, remain uncertain and will depend on developments outside of our control, including, among others, the timing and significance of further changes in U.S. Treasury yields and mortgage interest rates, exposure to increasing funding costs, inflationary pressures associated with compensation, occupancy and software costs and labor market conditions, and international armed conflicts and their impact on supply chains.

Jeremy B. Ford, President and CEO of Hilltop, said, “Despite the continuation of a challenging environment for our operating businesses, Hilltop generated $29.6 million of pre-tax income as all three business segments delivered profitable pre-tax results during the second quarter of 2024. The onerous interest rate environment presented by an elevated federal-funds rate and inverted yield curve continued to negatively impact a number of business units throughout Hilltop. In spite of this, we have been focused on controlling funding and operating costs that have resulted in a modest expansion in net interest margin and pre-provision net revenue compared to the first quarter of 2024. As we enter the second half of 2024, we will work hard at prudently managing costs and positioning our balance sheet for long-term success.”

Second Quarter 2024 Highlights for Hilltop:

●	The provision for credit losses was $10.9 million during the second quarter of 2024, compared to a reversal of credit losses of $2.9 million in the first quarter of 2024 and a provision for credit losses of $14.8 million in the second quarter of 2023;
o	The provision for credit losses during the second quarter of 2024 reflected a build in the allowance related to specific reserves and loan portfolio changes within the banking segment since the prior quarter, slightly offset by an improved U.S. economic outlook.
●	For the second quarter of 2024, net gains from sale of loans and other mortgage production income and mortgage loan origination fees was $92.9 million, compared to $90.0 million in the second quarter of 2023, a 3.2% increase;
o	Mortgage loan origination production volume was $2.4 billion during the second quarter of 2024, compared to $2.5 billion in the second quarter of 2023;
o	Net gains from mortgage loans sold to third parties increased to 233 basis points during the second quarter of 2024, compared to 221 basis points in the first quarter of 2024.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the second quarter of 2024 were 0.59% and 3.84%, respectively, compared to 0.47% and 3.53%, respectively, for the second quarter of 2023;

●	Hilltop’s book value per common share increased to $32.86 at June 30, 2024, compared to $32.66 at March 31, 2024;
●	Hilltop’s total assets were $15.6 billion and $16.2 billion at June 30, 2024 and March 31, 2024, respectively;
●	Loans[1], net of allowance for credit losses, were $7.7 billion and $7.6 billion at June 30, 2024 and March 31, 2024, respectively;
●	Non-accrual loans were $105.7 million, or 1.12% of total loans, at June 30, 2024, compared to $64.7 million, or 0.73% of total loans, at March 31, 2024;
o	Non-accrual loans at June 30, 2024 increased primarily due to the addition of two commercial and industrial credit relationships within our auto note financing industry subsector, partially offset by the sale of a single non-owner occupied commercial real estate credit relationship within our hotel/motel portfolio industry subsector that was classified in loans held for sale.
●	Loans held for sale increased by 50.1% from March 31, 2024 to $1.3 billion at June 30, 2024;
●	Total deposits were $10.4 billion and $10.9 billion at June 30, 2024 and March 31, 2024, respectively;
o	Total estimated uninsured deposits were $4.8 billion, or approximately 46% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $325.4 million, were $4.5 billion, or approximately 43% of total deposits, at June 30, 2024.
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 12.87% and a Common Equity Tier 1 Capital Ratio of 19.45% at June 30, 2024;
●	Hilltop’s consolidated net interest margin[4] increased to 2.90% for the second quarter of 2024, compared to 2.85% in the first quarter of 2024;
●	For the second quarter of 2024, noninterest income was $193.3 million, compared to $190.7 million in the second quarter of 2023, a 1.4% increase;
●	For second quarter of 2024, noninterest expense was $256.5 million, compared to $267.0 million in the second quarter of 2023, a 3.9% decrease; and
●	Hilltop’s effective tax rate was 22.5% during the second quarter of 2024, compared to 26.4% during the same period in 2023.
o	The effective tax rate for the second quarter of 2024 was higher than the applicable statutory rate primarily due to the impact of nondeductible expenses, nondeductible compensation expense and other permanent adjustments, partially offset by the discrete impact of restricted stock vesting during the quarter and investments in tax-exempt instruments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $348.3 million and $332.6 million at June 30, 2024 and March 31, 2024, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period through December 31, 2024.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's)	2024	2024	2023	2023	2023
Cash and due from banks	$798,300	$1,710,066	$1,858,700	$1,513,747	$1,584,709
Federal funds sold	5,650	650	650	3,650	650
Assets segregated for regulatory purposes	51,046	70,717	57,395	47,491	50,711
Securities purchased under agreements to resell	111,914	91,608	80,011	123,719	143,982
Securities:
Trading, at fair value	721,384	657,700	515,991	578,901	696,649
Available for sale, at fair value, net (1)	1,433,107	1,480,555	1,507,595	1,456,238	1,526,869
Held to maturity, at amortized cost, net (1)	777,456	790,550	812,677	825,079	847,437
Equity, at fair value	254	315	321	264	258
	2,932,201	2,929,120	2,836,584	2,860,482	3,071,213
Loans held for sale	1,264,437	842,324	943,846	1,058,806	1,333,044
Loans held for investment, net of unearned income	8,173,520	8,062,693	8,079,745	8,204,052	8,354,122
Allowance for credit losses	(115,082)	(104,231)	(111,413)	(110,822)	(109,306)
Loans held for investment, net	8,058,438	7,958,462	7,968,332	8,093,230	8,244,816

Broker-dealer and clearing organization receivables	1,297,175	1,473,561	1,573,931	1,460,352	1,474,177
Premises and equipment, net	161,746	165,557	168,856	172,097	176,574
Operating lease right-of-use assets	93,994	95,343	88,580	93,057	97,979
Mortgage servicing assets	52,902	95,591	96,662	104,951	95,101
Other assets	517,811	501,244	517,545	588,751	588,166
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	7,429	7,943	8,457	9,078	9,772
Total assets	$15,620,490	$16,209,633	$16,466,996	$16,396,858	$17,138,341

Deposits:
Noninterest-bearing	$2,845,441	$3,028,543	$3,007,101	$3,200,247	$3,451,438
Interest-bearing	7,528,415	7,855,553	8,056,091	7,902,850	7,712,739
Total deposits	10,373,856	10,884,096	11,063,192	11,103,097	11,164,177
Broker-dealer and clearing organization payables	1,285,226	1,436,462	1,430,734	1,368,064	1,306,646
Short-term borrowings	897,613	892,574	900,038	882,999	1,628,637
Securities sold, not yet purchased, at fair value	75,546	60,562	34,872	51,527	74,761
Notes payable	347,402	347,273	347,145	347,020	364,531
Operating lease liabilities	113,096	114,518	109,002	114,334	119,999
Other liabilities	365,140	314,718	431,684	422,955	389,336
Total liabilities	13,457,879	14,050,203	14,316,667	14,289,996	15,048,087

Common stock	650	653	652	652	651
Additional paid-in capital	1,047,523	1,049,831	1,054,662	1,052,867	1,050,191
Accumulated other comprehensive loss	(119,171)	(119,606)	(121,505)	(145,083)	(131,718)
Retained earnings	1,205,467	1,201,013	1,189,222	1,171,250	1,144,624
Deferred compensation employee stock trust, net	1	115	228	340	450
Employee stock trust	(1)	(142)	(292)	(446)	(599)
Total Hilltop stockholders' equity	2,134,469	2,131,864	2,122,967	2,079,580	2,063,599
Noncontrolling interests	28,142	27,566	27,362	27,282	26,655
Total stockholders' equity	2,162,611	2,159,430	2,150,329	2,106,862	2,090,254
Total liabilities & stockholders' equity	$15,620,490	$16,209,633	$16,466,996	$16,396,858	$17,138,341

(1)	At June 30, 2024, the amortized cost of the available for sale securities portfolio was $1,545,966, while the fair value of the held to maturity securities portfolio was $687,194.

	Three Months Ended
Consolidated Income Statements	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's, except per share data)	2024	2024	2023	2023	2023
Interest income:
Loans, including fees	$138,627	$134,331	$138,096	$142,402	$138,397
Securities borrowed	20,306	20,561	18,659	17,683	18,515
Securities:
Taxable	25,289	26,241	28,763	27,166	26,719
Tax-exempt	2,389	2,415	2,545	2,464	2,566
Other	20,532	26,066	28,704	27,040	27,229
Total interest income	207,143	209,614	216,767	216,755	213,426

Interest expense:
Deposits	68,095	69,144	68,339	64,290	54,726
Securities loaned	18,669	19,039	17,247	16,169	16,413
Short-term borrowings	10,676	11,588	13,495	14,212	17,706
Notes payable	3,604	3,590	3,596	4,026	3,973
Other	2,449	2,632	2,864	2,408	2,342
Total interest expense	103,493	105,993	105,541	101,105	95,160

Net interest income	103,650	103,621	111,226	115,650	118,266
Provision for (reversal of) credit losses	10,934	(2,871)	1,265	(40)	14,836
Net interest income after provision for (reversal of) credit losses	92,716	106,492	109,961	115,690	103,430

Noninterest income:
Net gains from sale of loans and other mortgage production income	58,455	40,197	36,387	47,262	48,535
Mortgage loan origination fees	34,398	26,438	32,844	41,478	41,440
Securities commissions and fees and other	67,460	84,757	73,967	68,447	68,640
Investment and securities advisory fees and commissions	32,992	30,226	35,780	39,662	32,037
Total noninterest income	193,305	181,618	178,978	196,849	190,652

Noninterest expense:
Employees' compensation and benefits	169,998	165,830	160,390	173,195	176,908
Occupancy and equipment, net	21,297	21,912	21,524	21,912	23,025
Professional services	10,270	9,731	13,170	12,639	12,594
Other	54,899	52,550	55,761	52,271	54,450
Total noninterest expense	256,464	250,023	250,845	260,017	266,977

Income before income taxes	29,557	38,087	38,094	52,522	27,105
Income tax expense	6,658	8,565	7,132	13,211	7,167
Net income	22,899	29,522	30,962	39,311	19,938
Less: Net income attributable to noncontrolling interest	2,566	1,854	2,291	2,269	1,805
Income attributable to Hilltop	$20,333	$27,668	$28,671	$37,042	$18,133

Earnings per common share:
Basic	$0.31	$0.42	$0.44	$0.57	$0.28
Diluted	$0.31	$0.42	$0.44	$0.57	$0.28

Cash dividends declared per common share	$0.17	$0.17	$0.16	$0.16	$0.16

Weighted average shares outstanding:
Basic	65,085	65,200	65,136	65,106	65,025
Diluted	65,086	65,214	65,138	65,108	65,054

	Three Months Ended June 30, 2024
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$92,458	$12,218	$(4,571)	$(3,153)	$6,698	$103,650
Provision for (reversal of) credit losses	10,950	(16)	—	—	—	10,934
Noninterest income	9,255	92,053	92,867	6,001	(6,871)	193,305
Noninterest expense	57,950	97,062	86,946	14,716	(210)	256,464
Income (loss) before taxes	$32,813	$7,225	$1,350	$(11,868)	$37	$29,557

	Six Months Ended June 30, 2024
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$184,064	$24,486	$(8,823)	$(6,255)	$13,799	$207,271
Provision for (reversal of) credit losses	8,097	(34)	—	—	—	8,063
Noninterest income	21,158	196,631	159,567	11,785	(14,218)	374,923
Noninterest expense	113,970	195,008	165,843	32,101	(435)	506,487
Income (loss) before taxes	$83,155	$26,143	$(15,099)	$(26,571)	$16	$67,644

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected Financial Data	2024	2024	2023	2023	2023

Hilltop Consolidated:
Return on average stockholders' equity	3.84%	5.23%	5.46%	7.11%	3.53%
Return on average assets	0.59%	0.74%	0.75%	0.94%	0.47%
Net interest margin (1)	2.90%	2.85%	2.96%	3.02%	3.03%
Net interest margin (taxable equivalent) (2):
As reported	2.92%	2.87%	2.98%	3.04%	3.03%
Impact of purchase accounting	6 bps	4 bps	4 bps	7 bps	9 bps
Book value per common share ($)	32.86	32.66	32.58	31.91	31.71
Shares outstanding, end of period (000's)	64,953	65,267	65,153	65,170	65,071
Dividend payout ratio (3)	54.42%	40.06%	36.35%	28.12%	57.37%

Banking Segment:
Net interest margin (1)	3.10%	3.00%	2.94%	3.08%	3.11%
Net interest margin (taxable equivalent) (2):
As reported	3.10%	3.00%	2.95%	3.09%	3.11%
Impact of purchase accounting	7 bps	5 bps	5 bps	8 bps	11 bps
Accretion of discount on loans ($000's)	1,945	1,299	1,202	2,226	3,334
Net recoveries (charge-offs) ($000's)	(83)	(4,311)	(674)	1,556	(2,884)
Return on average assets	0.81%	1.20%	1.12%	1.20%	0.89%
Fee income ratio	9.1%	11.5%	11.2%	10.5%	10.0%
Efficiency ratio	57.0%	54.1%	53.2%	51.4%	51.2%
Employees' compensation and benefits ($000's)	33,352	32,389	29,420	30,641	30,603

Broker-Dealer Segment:
Net revenue ($000's) (4)	104,271	116,847	119,989	118,703	113,241
Employees' compensation and benefits ($000's)	66,181	69,457	68,746	69,930	65,290
Variable compensation expense ($000's)	32,734	35,274	39,435	39,929	34,798
Compensation as a % of net revenue	63.5%	59.4%	57.3%	58.9%	57.7%
Pre-tax margin (5)	6.9%	16.2%	16.8%	18.2%	16.3%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,205,157	1,548,941	1,698,009	2,091,444	2,301,007
Refinancings	174,141	127,545	117,018	152,257	150,643
Total mortgage loan originations - volume	2,379,298	1,676,486	1,815,027	2,243,701	2,451,650
Mortgage loan sales - volume ($000's)	1,838,841	1,749,857	1,874,001	2,395,357	2,115,706
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	233	221	189	199	207
Impact of loans retained by banking segment	(5)	(5)	0	(1)	(6)
As reported	228	216	189	198	201
Mortgage servicing rights asset ($000's) (6)	52,902	95,591	96,662	104,951	95,101
Employees' compensation and benefits ($000's)	61,624	52,694	53,766	64,016	70,982
Variable compensation expense ($000's)	34,886	22,188	24,085	33,070	36,249

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.6 million, $0.6 million, $0.6 million, $0.6 million and $0.1 million, respectively, for the periods presented and for the banking segment were $0.1 million, $0.1 million, $0.2 million, $0.2 million and $0.2 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios	2024	2024	2023	2023	2023
Tier 1 capital (to average assets):
PlainsCapital	11.36%	11.00%	10.55%	10.62%	10.28%
Hilltop	12.87%	12.49%	12.23%	11.92%	11.47%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.58%	15.87%	15.44%	15.31%	14.48%
Hilltop	19.45%	19.73%	19.32%	18.60%	17.61%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.58%	15.87%	15.44%	15.31%	14.48%
Hilltop	19.45%	19.73%	19.32%	18.60%	17.61%
Total capital (to risk-weighted assets):
PlainsCapital	16.77%	17.06%	16.58%	16.45%	15.56%
Hilltop	22.57%	22.79%	22.34%	21.54%	20.41%

	June 30,	March 31,	December 31,	September 30,	June 30,
Non-Performing Assets Portfolio Data	2024	2024	2023	2023	2023
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	$6,894	$34,661	$36,440	$2,375	$2,456
Owner occupied	6,437	4,846	5,098	4,964	1,096
Commercial and industrial	80,755	12,165	9,502	10,190	21,442
Construction and land development	485	698	3,480	760	593
1-4 family residential	11,092	12,363	13,801	13,202	13,360
Consumer	1	3	6	7	9
Broker-dealer	—	—	—	—	—
Non-accrual loans ($000's)	$105,664	$64,736	$68,327	$31,498	$38,956

Non-accrual loans as a % of total loans	1.12%	0.73%	0.76%	0.34%	0.40%

Other real estate owned ($000's)	2,973	5,254	5,095	5,386	3,481

Other repossessed assets ($000's)	464	472	—	—	—

Non-performing assets ($000's)	109,101	70,462	73,422	36,884	42,437

Non-performing assets as a % of total assets	0.70%	0.43%	0.45%	0.22%	0.25%

Loans past due 90 days or more and still accruing ($000's) (1)	122,451	112,799	115,090	106,346	130,036

(1)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended June 30,
	2024			2023
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$934,445	$13,494	5.78%	$1,043,526	$14,125	5.41%
Loans held for investment, gross (2)	7,892,879	125,133	6.36%	8,033,095	124,272	6.21%
Investment securities - taxable	2,612,049	25,284	3.87%	2,776,375	26,719	3.85%
Investment securities - non-taxable (3)	321,928	2,965	3.68%	412,609	2,410	2.34%
Federal funds sold and securities purchased under agreements to resell	105,520	1,944	7.39%	123,219	2,190	7.13%
Interest-bearing deposits in other financial institutions	1,057,783	13,572	5.15%	1,711,945	21,273	4.98%
Securities borrowed	1,358,425	20,306	5.91%	1,477,502	18,515	4.96%
Other	39,758	5,016	50.60%	82,608	3,766	18.29%
Interest-earning assets, gross (3)	14,322,787	207,714	5.82%	15,660,879	213,270	5.46%
Allowance for credit losses	(104,551)			(97,387)
Interest-earning assets, net	14,218,236			15,563,492
Noninterest-earning assets	1,332,959			1,355,997
Total assets	$15,551,195			$16,919,489

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,617,862	$68,095	3.59%	$7,736,582	$54,726	2.84%
Securities loaned	1,338,825	18,669	5.59%	1,373,435	16,413	4.79%
Notes payable and other borrowings	1,253,394	16,729	5.35%	1,861,063	24,021	5.18%
Total interest-bearing liabilities	10,210,081	103,493	4.07%	10,971,080	95,160	3.48%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,814,179			3,540,643
Other liabilities	377,516			320,706
Total liabilities	13,401,776			14,832,429
Stockholders’ equity	2,122,144			2,060,677
Noncontrolling interest	27,275			26,383
Total liabilities and stockholders' equity	$15,551,195			$16,919,489

Net interest income (3)		$104,221			$118,110
Net interest spread (3)			1.75%			1.98%
Net interest margin (3)			2.92%			3.03%

(1)	Information presented on a consolidated basis (dollars in thousands).
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.6 million and $0.1 million for the three months ended June 30, 2024 and 2023, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, July 26, 2024. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review second quarter 2024 financial results. Interested parties can access the conference call by dialing 800-245-3047 (North America) or 203-518-9765 (International) and then using the conference ID HH2Q24. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At June 30, 2024, Hilltop employed approximately 3,780 people and operated approximately 320 locations in 48 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop.com, PlainsCapital.com, PrimeLending.com and HilltopSecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans and (vi) disruptions to the economy and financial services industry, and (vii) risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.